UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

PACIFIC COAST OIL TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-35532	80-6216242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

919 Congress Avenue, Suite 500

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 236-6555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 19, 2013, Pacific Coast Oil Trust (the “Trust”), Pacific Coast Energy Company LP (“PCEC”) and the other persons or entities parties signatory thereto (collectively with PCEC, the “Selling Unitholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with the underwriters named therein (the “Underwriters”), with respect to the offer and sale (the “Offering”) by PCEC and the other Selling Unitholders of 13,500,000 trust units representing beneficial interests in the Trust (“Trust Units”) at a price of $17.10 per Trust Unit ($16.416 per Trust Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Selling Unitholders also granted the Underwriters an option for a period of 30 days to purchase up to an additional 2,025,000 Trust Units on the same terms. The Trust will not receive any proceeds from the Offering.

The material terms of the Offering are described in the prospectus supplement, dated September 19, 2013 (the “Prospectus Supplement”), filed by the Trust with the United States Securities and Exchange Commission (the “Commission”) on September 19, 2013 pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-189394), initially filed by the Trust on June 17, 2013. The Trust was required to file the registration statement and to enter into the Underwriting Agreement by the terms of the Registration Rights Agreement dated as of May 8, 2012 between PCEC and the Trust.

The Underwriting Agreement contains customary representations, warranties and agreements of the Trust, PCEC and the other Selling Unitholders, and customary conditions to closing, obligations of such parties and termination provisions. The closing of the transactions contemplated by the Underwriting Agreement occurred on September 24, 2013. PCEC, PCEC GP, the Trust and the Selling Unitholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

As more fully described in the section entitled “Underwriting” in the Prospectus Supplement, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Trust, PCEC and the Selling Unitholders for which they received or will receive customary expenses and reimbursement of expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 8.01	Other Events.

The Trust is filing the opinion of Latham & Watkins LLP relating to tax matters, a copy of which is filed as Exhibit 8.1 hereto, in connection with the Prospectus Supplement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of September 19, 2013 among Pacific Coast Energy Company LP, PCEC (GP) LLC, Pacific Coast Oil Trust, the Selling Unitholders named therein and Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

8.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pacific Coast Oil Trust
By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Michael J. Ulrich
Michael J. Ulrich
Vice President

Date: September 25, 2013

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated as of September 19, 2013 among Pacific Coast Energy Company LP, PCEC (GP) LLC, Pacific Coast Oil Trust, the Selling Unitholders named therein and Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

8.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).